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                 EXHIBIT 23.2--CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of the FBL Financial Group, Inc. Dividend Reinvestment and Stock Purchase Plan and to the incorporation by reference therein of our reports dated March 3, 1997, with respect to the consolidated financial statements and schedules of FBL Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Des Moines, Iowa
August 19, 1997